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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement on Form S-1 of Transkaryotic Therapies, Inc. filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated February 14, 1997, and to the reference to our firm under the captions "Selected Financial Data" and "Experts" included in such Registration Statement (Form S-1 No. 333-31957) and related Prospectus of Transkaryotic Therapies, Inc.

                                                 /s/ ERNST & YOUNG LLP

Boston, Massachusetts
July 28, 1997